Exhibit 99.1

Virtusa Announces First Quarter Fiscal 2014 Consolidated Financial Results

•                  First quarter fiscal 2014 revenue of $90.5 million increased 19% year-over-year.

•                  First quarter fiscal 2014 operating income increased 30% year-over-year to $8.9 million; Operating margin increased to 9.9%.

•                  First quarter fiscal 2014 diluted EPS increased 19% to $0.29, compared to diluted EPS of $0.24 in the year ago period.

•                  Added 4 new clients during the first quarter fiscal year 2014.

Westborough, MA — (August 1, 2013) Virtusa Corporation (NASDAQ: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the first quarter fiscal year 2014, ended June 30, 2013.

First Quarter Fiscal 2014 Consolidated Financial Results

Revenue for the first quarter of fiscal 2014 was $90.5 million, an increase of 19% year-over-year and 1% sequentially.  On a constant currency basis (1), first quarter revenue increased 19% year-over-year and was flat sequentially.

Virtusa reported income from operations of $8.9 million for the first quarter of fiscal 2014, compared to $9.4 million for the fourth quarter of fiscal 2013, and an increase compared to $6.9 million for the first quarter of fiscal 2013.

Net income for the first quarter of fiscal 2014 was $7.5 million, or $0.29 per diluted share, compared to $9.1 million, or $0.35 per diluted share, for the fourth quarter of fiscal 2013, and an increase compared to $6.1 million, or $0.24 per diluted share, for the first quarter of fiscal 2013.  Net income for the first quarter of fiscal 2014 included $0.4 million of foreign currency transaction gains compared to a gain of $0.2 million in the fourth quarter of fiscal 2013, and a gain of $0.4 million in the first quarter of fiscal 2013.

The Company ended the first quarter of fiscal 2014 with $89.7 million of cash, cash equivalents, and short-term and long-term investments (2).  The Company used $1.8 million of cash for operating activities during the first quarter of fiscal 2014.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our first quarter results. Our year-over-year growth continues to be driven by our key strengths and differentiators that generate tangible business benefits for our clients, including our IT rationalization expertise, industry leading transformational solutions, regulatory and compliance services, and leadership position in millennial enablement.  We continue to have success extending our strategic role with our clients and as a result, we are increasing our market opportunity.”

Ranjan Kalia, Chief Financial Officer, said, “Our first quarter played out as expected, setting the foundation for strong sequential revenue growth rates throughout the remainder of the fiscal year.”  Mr. Kalia added, “We remain well positioned to drive above market growth rates in fiscal year 2014 while delivering on our stated objective of meaningful operating margin expansion.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Second quarter fiscal 2014 revenue is expected to be in the range of $93.3 to $95.3 million, with diluted EPS of $0.28 to $0.32.

•                  Fiscal year 2014 revenue is expected to be in the range of $378.0 to $392.0 million, with diluted EPS of $1.24 to $1.36.

The Company’s second quarter and fiscal year 2014 diluted EPS estimates both assume an average share count of approximately 26.3 million (assuming no further exercises of stock-based awards), and assume a stock price of $25.89, which was derived from the average closing price of the Company’s stock over the five trading days ended on July 31, 2013.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, August 1, 2013 at 5:00 pm Eastern time to discuss the Company’s first quarter fiscal year 2014 financial results, current financial guidance, and other corporate developments.   To access this call, dial 800-946-0783 (domestic) or 719-457-2731 (international).  The passcode is 7563826. A replay of this conference call will be available through August 8, 2013 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 7563826.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa (NASDAQ: VRTU) is a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience. Virtusa helps its clients accelerate business outcomes by consolidating, rationalizing and modernizing customer-facing processes into one or more enterprise platforms.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Platforming, Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011-2013 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s first quarter of fiscal 2014, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2012 of 1.57 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2013 of 1.539 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s first quarter of fiscal 2014, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2013 of 1.542 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2013 of 1.539 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations

(see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; Virtusa’s ability to assimilate and integrate the operations of acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’a ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2013	March 31, 2013

Assets:
Cash and cash equivalents	$50,968	$57,199
Short-term investments	30,568	29,452
Accounts receivable, net	75,185	68,612
Unbilled accounts receivable	15,972	15,702
Prepaid expenses	6,392	7,562
Deferred income taxes	8,842	7,674
Restricted cash	342	350
Other current assets	6,917	8,333
Total current assets	195,186	194,884

Property and equipment, net	34,406	36,775
Long-term investments	8,126	8,319
Deferred income taxes	9,319	9,275
Goodwill	35,472	35,472
Intangible assets, net	15,055	15,692
Other long-term assets	3,014	3,502
Total assets	$300,578	$303,919

Liabilities:
Accounts payable	$7,005	$9,231
Accrued employee compensation and benefits	14,767	17,683
Accrued expenses and other current liabilities	20,691	17,811
Income taxes payable	2,951	4,509
Total current liabilities	45,414	49,234
Long-term liabilities	6,104	2,478
Total liabilities	51,518	51,712

Stockholders’ equity	249,060	252,207
Total liabilities and stockholders’ equity	$300,578	$303,919

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended
	June 30,
	2013	2012

Revenue	$90,489	$76,217
Costs of revenue	57,802	49,594
Gross profit	32,687	26,623
Total operating expenses	23,758	19,754

Income from operations	8,929	6,869

Other income (expense):
Interest income	838	698
Foreign currency transaction gains	387	441
Other, net	(89)	101
Total other income	1,136	1,240

Income before income tax expense	10,065	8,109
Income tax expense	2,543	1,970

Net income	$7,522	$6,139

Net income per share of common stock:
Basic	$0.30	$0.25
Diluted	$0.29	$0.24
Weighted average number of common shares outstanding
Basic	25,293,101	24,805,636
Diluted	26,151,081	25,485,948

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Three Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$7,522	$6,139
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,606	2,049
Share-based compensation expense	1,710	1,350
Provision for doubtful accounts	486	190
Gain on disposal of property and equipment	(3)	(110)
Foreign currency gains , net	(387)	(441)
Excess tax benefits from stock option exercises	(1,783)	—
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(6,995)	447
Prepaid expenses and other current assets	1,625	263
Other long-term assets	(326)	(210)
Accounts payable	(2,524)	(3,267)
Accrued employee compensation and benefits	(4,842)	(5,146)
Accrued expenses and other current liabilities	(178)	10
Income taxes payable	1,310	1,035
Other long-term liabilities	(4)	65
Net cash (used in) provided by operating activities	(1,783)	2,374
Cash flows from investing activities:
Proceeds from sale of property and equipment	11	116
Purchase of short-term investments	(1,401)	(2,290)
Proceeds from sale or maturity of short-term investments	1,800	837
Purchase of long-term investments	(3,858)	(2,946)
Proceeds from sale or maturity of long-term investments	600	200
Increase in restricted cash	(10)	(306)
Purchase of property and equipment	(1,678)	(3,116)
Net cash used in investing activities	(4,536)	(7,505)
Cash flows from financing activities:
Proceeds from exercise of common stock options	1,293	132
Purchase of common stock	—	(1,408)
Principal payments on capital lease obligation	(5)	(1,018)
Excess tax benefits from stock option exercises	1,783	—
Net cash provided by (used in) financing activities	3,071	(2,294)
Effect of exchange rate changes on cash and cash equivalents	(2,983)	(2,501)
Net decrease in cash and cash equivalents	(6,231)	(9,926)
Cash and cash equivalents, beginning of period	57,199	58,105
Cash and cash equivalents, end of period	$50,968	$48,179

Supplemental Non-GAAP Financial Information as of June 30, 2013 and 2012

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$50,968	$48,179

Short-term investments	30,568	25,240
Long-term investments	8,126	4,951
Total short-term and long-term investments, end of period	38,694	30,191

Total cash and cash equivalents, short-term investments and long-term investments	$89,662	$78,370

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